As filed with the Securities and Exchange Commission on April 20, 1999

                                                       File No. _______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       Action Products International, Inc.
               (Exact name of issuer as specified in its charter)

              Florida                                   59-2095427
              -------                                   ----------
    (State or other jurisdiction                     (I.R.S. Employer
  of incorporation or organization)                 Identification No.)

         344 Cypress Road
         Ocala, Florida                                     34472
(Address of principal executive offices)                  (Zip Code)




                       Action Products International, Inc.
                             1996 Stock Option Plan
                            (Full title of the plan)

                                  -------------
                                344 Cypress Road
                              Ocala, Florida 34472
                          Telephone No.: (352) 687-2202
                     (Name and address of agent for service)

                                    Copy to:
                             Joel D. Mayersohn, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                          Proposed     Proposed
                                          maximum      maximum
                                          offering     aggregate    Amount of
Title of securities      Amount to be     price per    offering     registration
 to be registered        registered       share(1)     price(1)     fee(1)
================================================================================
Common Stock
($.001 par value)        900,000 shares   $3.20      $2,880,720     $801
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of (i) 634,000 shares underlying outstanding options under the 1996 Stock Option Plan at a weighted average exercise price of $3.52 per share and (ii) the 266,000 balance of shares reserved for issuance under the 1996 Stock Option Plan at $2.44, comprising the average of the bid and ask price of the Common Stock of the Company on the NASDAQ SmallCap Market on April 20, 1999.


                       ACTION PRODUCTS INTERNATIONAL, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

         Form S-8 Item Number
                   and Caption                                Caption in Prospectus
         ---------------------                                ---------------------

 1.      Forepart of Registration                    Facing Page of Registration Statement
         Statement and Outside Front                 and Cover Page of Prospectus
         Cover Page of Prospectus

 2.      Inside Front and Outside Back               Inside Cover Page of Prospectus and
         Cover Pages of Prospectus                   Outside Cover Page of Prospectus

 3.      Summary Information, Risk                   Not Applicable
         Factors and Ratio of Earnings
         to Fixed Charges

 4.      Use of Proceeds                             Not Applicable

 5.      Determination of Offering Price             Not Applicable

 6.      Dilution Not Applicable

 7.      Selling Security Holders                    Not Applicable

 8.      Plan of Distribution                        Cover Page of Prospectus

 9.      Description of Securities to be             Description of Securities; Action
         Registered                                  Products International, Inc. 1996
                                                     Stock Option Plan

10.      Interests of Named Experts                  Legal Matters
         and Counsel

11.      Material Changes                            Not Applicable

12.      Incorporation of Certain                    Incorporation of Certain Documents
         Information by Reference                    by Reference

13.      Disclosure of Commission                    Indemnification of Directors and Officers;
         Position on Indemnification for             Undertakings
         Securities Act Liabilities


PROSPECTUS
                       ACTION PRODUCTS INTERNATIONAL, INC.

                         900,000 Shares of Common Stock
                                ($.001 par value)

         Issued Pursuant to the Action Products International, Inc. 1996 Stock Option Plan

         This Prospectus is part of a Registration Statement which registers 900,000 shares of Common Stock, $.001 par value (such shares being referred to as the "Shares"), of Action Products International, Inc. (the "Company"), which may be issued, as set forth herein, to officers, directors, key employees and consultants of the Company pursuant to the exercise of non-qualified or incentive stock options to purchase up to 900,000 shares of Common Stock under and in accordance with the Action Products International, Inc. 1996 Stock Option Plan (the "Plan") (the Plan covers the issuance of up to 900,000 shares of Common Stock). All of the Option Shares have been or will be granted or issued to officers, directors, key employees and consultants pursuant to individual written Option Agreements. Such selling stockholders may sometimes hereafter be collectively referred to as the "Selling Security Holders". The Selling Security Holders may sell all or a portion of the Shares from time to time in the Nasdaq SmallCap Market, in negotiated transactions, directly or through brokers or otherwise, and such Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales, except upon exercise of the Options.

         No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                  The date of this Prospectus is April 20, 1999

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on The Nasdaq SmallCap Market under the symbol "APII". Electronic Reports and other information found through the Electronic Data Gathering, Analysis & Retrieval System are probably available through the Commission's website (http://www.sec.gov.).

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 900,000 shares of the Company's Common Stock, issued or to be issued to officers, directors, key employees or consultants to the Company under the Plan. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal years ended December 31, 1997 and 1998.

                  (b) Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

                  (c) The Company's Current Report on Form 8-K filed February 26, 1998.

                  (d) All reports and documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Investor Relations, Action Products International, Inc., 344 Cypress Road, Ocala, Florida 34472.

                                   THE COMPANY

         Action Products International, Inc. (the "Company") began its operations in 1977 and subsequently incorporated in Florida in 1980. The Company designs, manufactures and markets toys and published products in a creative portfolio of educationally-minded product lines. The Company's products are sold primarily to toy stores, specialty retailers, education outlets, museums, zoos, aquariums, theme parks and attractions in the United States and worldwide. Since 1996 the Company has evolved into a manufacturer and producer of toys and published products from its previous role as a toy and book distributor.

         The Company sells its educational toy products lines under the name "Action Products(tm)". The lines include such brands as SpaceVoyagers(tm), Woodkits(tm), Imaginetics(tm) and PowerBalls(tm) which include figurines, activity kits, and other toy and gift items with a strategic emphasis on space, dinosaurs, science and nature, and other non-violent categories. The Company also sells toys under a license from Discovery Channel(R). The Company's products are derived from approximately 20 sources and are produced by outside manufacturing companies in the United States, Mexico, Taiwan, Hong Kong and, increasingly, China, and are brought in directly by the Company as finished goods.

         The Company publishes its line of educational books under the name "Action Publishing(tm)". The line includes children's activity, coloring and sticker books and CD-ROMs on topics such as nature, science, dinosaurs and aerospace. Its books are produced both domestically and overseas.

Action Products International, Inc. 1996 Stock Option Plan

         The Company's 1996 Stock Option Plan was adopted by the Board of Directors on May 28, 1996 and by a majority of the shareholders of the outstanding Common Stock of the Company on May 22, 1997.

         Under the Plan, the Company has reserved the aggregate of 900,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors or the Compensation Committee of the Board of Directors (the "Committee") of the

Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not qualify ("Non-Qualified Options"). Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, no more than five years after the date of the grant.

         The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee, but shall in no event be less than 75% of the fair market value of the underlying shares on the date of grant.

         Officers, key employees, board members and consultants of the Company are eligible to receive Non-Qualified Options under the Plan. Only officers, key employees and consultants of the Company who are employed by the Company are eligible to receive Incentive Options.

         If an optionee's employment is terminated for any reason, other than his death, disability or retirement, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date 30 days following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability. Plan Options will immediately terminate if employment is terminated for cause as determined by the Company.

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made without shareholder approval which (i) increases the total number of shares subject to the Plan,
(ii) materially increases the benefits accruing to Plan participants, or (iii) materially modifies the requirements as to eligibility for participation in the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on May 29, 2006. any such termination of the Plan shall not affect any Plan Options granted under the Plan prior to the actual date on which such action occurred.

         The following discussion is based on federal income tax laws and regulations in effect on May 31, 1996. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of this timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and then Incentive Stock Option exercise price, provided that the Option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of
1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference items previously reported). The Company is not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

         In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on the resale of Common Stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the Option holder is deductible by the Company in the year that income is recognized.

Restrictions Under Securities Laws

         The sale of any shares of Common Stock must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or any other applicable exemption. Officers, directors and 10% or greater stockholders are also subject to the "short-swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934.


                            DESCRIPTION OF SECURITIES

Common Stock

         The Company is authorized to issue 15,000,000 shares of Common Stock, $.001 par value per share, of which as of the date of this prospectus, 1,624,900 shares of Common Stock are outstanding. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding pursuant to the issuance of Common Stock underlying the Options will be, validly authorized and issued, fully paid and nonassessable.

         The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to the preferential dividend rights applicable to shares of any series of preferred stock, the holders of shares of Common Stock shall be entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the preferred stock, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities.

Preferred Stock

         The Company is authorized to issue up to 10,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are outstanding as of the date hereof. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights and redemption rights. All shares of Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable, and if cumulative, shall accumulate.

         Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange or otherwise, shall upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

                    TRANSFER AND WARRANT AGENT AND REGISTRAR

         The transfer agent and registrar for the securities of the Company is Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Counsel for the Company, Fort Lauderdale, Florida.

                                     EXPERTS

         The Consolidated Financial Statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, incorporated by reference herein have been incorporated herein in reliance on a report of Moore Stephens Lovelace, P.L., independent certified public accountants, incorporated by reference herein and upon the authority of that firm as experts in auditing and accounting.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Bylaws provide that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) deriving an improper personal benefit from a transaction, (iii) voting for or assenting to an unlawful distribution, and (iv) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) through (d) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal years ended December 31, 1997 and 1998.

                  (b) Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

                  (c) The Company's Current Report on Form 8-K filed February 26, 1998.

                  (d) All reports and documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Item 4.  Description of Securities

         A description of the Company's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         A description of the indemnification of the Registrant's officers and directors is set forth above under the heading "Indemnification of Directors and Officers."

Item 7.  Exemption from Registration Claimed

         Inasmuch as the employees, executives, directors and consultants who receive the Shares of the Company will be either knowledgeable, sophisticated or have access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. Alternatively, the Company will rely upon the exemption afforded by Regulation D under the Act. As a condition precedent to such grant, such security holders were required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the registrant.


Item 8.  Exhibits

Exhibit                                     Description

(4)                        Action Products International, Inc.'s 1996 Stock Option Plan(1)

(5)                        Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares pursuant to the Action Products International, Inc. 1996 Stock
                           Option Plan*

(23.1)                     Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto*

(23.2)                     Consent of independent certified public accountants*


--------------------------
*        Filed herewith.

(1) Incorporated by reference to the exhibit as filed with the Company's Proxy Statement as filed with the Commission in April 1997.

Item 9.  Undertakings

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ocala and the State of Florida, on the 20th day of April, 1999.

                                      ACTION PRODUCTS INTERNATIONAL, INC.


                                      By: /s/ Ronald S. Kaplan
                                          ------------------------------------
                                          Ronald S. Kaplan, Chairman of the
                                          Board, President and Chief Executive
                                          Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                   Title                                  Date

/s/ Ronald S. Kaplan               Director, President and                      April 20, 1999
-------------------------          Chief Executive Officer
Ronald S. Kaplan

                                                                                April 20, 1999
/s/ Delton G. de Armas             Chief Financial
-------------------------          Officer and Secretary
Delton G. de Armas


/s/ Richard Gordon, Jr.             Director                                    April 20, 1999
-------------------------
Richard Gordon, Jr.


/s/ Judith Kaplan                   Director                                    April 20, 1999
-------------------------
Judith Kaplan


/s/ Ronald E. Tuchman               Director                                    April 20, 1999
-------------------------
Ronald E. Tuchman


                                INDEX TO EXHIBITS


Exhibit Number         Description
--------------         -----------

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares pursuant to the Action Products International, Inc. 1996 Stock Option Plan

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)                 Consents of independent certified public accountants